Exhibit 1.1

        Shares

Transoma Medical, Inc.

Common Stock

PURCHASE AGREEMENT

                              , 2008

PIPER JAFFRAY & CO.

Thomas Weisel Partners LLC

RBC Capital Markets

Canaccord Adams

BMO Capital Markets

 As Representatives of the several

  Underwriters named in Schedule I hereto

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Transoma Medical, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of             shares (the “Firm Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company.  The Firm Shares consist of               authorized but unissued shares of Common Stock to be issued and sold by the Company and          outstanding shares of Common Stock to be sold by the Selling Stockholders.  The Company has also granted to the several Underwriters an option to purchase up to          additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”).

1.             Registration Statement and Prospectus.  A registration statement on Form S-1 (File No. 333-146644 ) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b).  Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus.  If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A.  Each part of such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date, each part of such registration statement as so amended (but only from and after the effectiveness of such amendment or, the date it is first used after effectiveness of the registration statement, in the case of information contained in a form of prospectus filed with the Commission pursuant to Rule 424(b) and deemed to be part of the registration statement pursuant to Rule 430C of the Rules and Regulations), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act), and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) of the Rules and Regulations and information (if any) contained in a form of prospectus required to be filed with the Commission pursuant to Rule 424(b) and deemed to be part of and included in the registration statement on the date it is first used after effectiveness in accordance with Rule 430C, is hereinafter called the “Registration Statement.”  The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, but not including a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time of its first use within the meaning of the Rules and Regulations.  The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations.  All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, analysis and Retrieval System (“EDGAR”).

2.             Representations and Warranties of the Company and the Selling Stockholders.

(a)           The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you or your counsel, specifically for use in the preparation thereof.

(ii)           As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that each of the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you or your counsel, specifically for use in the preparation thereof.  If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii)          Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you or your counsel specifically for use therein.  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale” means          :00 [a/p]m (Eastern time) on the date of this Agreement

(2)           “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.

(3)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because at least one version of a “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations, is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(4)           “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III to this Agreement.

(5)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.  The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(iv)          (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration

Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you or your counsel specifically for use therein.

(B)           (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Act.

(C)           Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(v)           The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except as described therein and subject, in the case of unaudited financial statements, to year end adjustments); and the supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus have been derived from the accounting records of the Company and present fairly the information required to be stated therein.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  To the Company’s knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in the performing its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(vi)          Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as disclosed in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon, or material adverse change in, the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect” or “Material Adverse Change”).

(vii)         Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations other than in the ordinary course of business, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries (other than grants of stock options and other stock-based awards under the Company’s 2007 Stock Incentive Plan), or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change.

(viii)        Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change.  There are no current or, to the knowledge of the Company, pending legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is a party of which any property or assets of the Company or any of its subsidiaries is subject that are required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus by the Act or by the Rules and Regulations that have not been so disclosed.

(ix)           There are no statutes, regulations, contracts or documents that are required to be disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so disclosed or filed.

(x)            This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company’s charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xi)           All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability solely by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, will have been issued in compliance with all applicable federal, state and foreign securities laws, and the holders thereof will not be subject to personal liability solely by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  Except as otherwise disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been waived in writing (with a copy of such waiver delivered to you) or complied with prior to effectiveness of the

Registration Statement.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus (including, for the avoidance of doubt, the disclosure therein regarding the security interests of Silicon Valley Bank) and except for any directors’ qualifying shares, if any, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xii)          The Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business except to such extent as would not, individually or in the aggregate, have a Material Adverse Effect.  All such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii)         The Company and its subsidiaries have good and marketable title to all property (whether real or personal) disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except those that would not, individually or in the aggregate, materially affect the present use or occupancy of the property.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xiv)        The Company and each of its subsidiaries owns, possesses, licenses or can acquire or license on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or to be conducted, to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except for any such failure to own, possess, license or acquire such rights that would not result in a Material Adverse Effect.  The Intellectual Property licensed by the Company and its subsidiaries is held by them under valid, subsisting and enforceable licenses with only such exceptions with respect to any particular license as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(xv)         Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except in the case of this clause (B), as would not, individually or in the aggregate, have a Material Adverse Effect; or (C) in violation of any law or statute or any order, rule, regulation, judgment or decree of any court or arbitrator or governmental authority in any material respect.

(xvi)        The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed (except where the failure to do so would not have a Material Adverse Effect) and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

(xvii)       The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except in accordance with the provisions of Section 4(a)(xix) of this Agreement.

(xviii)      The Securities have been approved for listing on the NASDAQ Global Market (“NASDAQ”) upon official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became or will become effective.  Except as previously disclosed to counsel for the Underwriters, there are no affiliations with the National Association of Securities Dealers, Inc. (the “NASD”) among the Company’s officers or directors.

(xix)         Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement and except for marketable securities held for investment purposes in amounts less than 5% of the outstanding equity of the issuer, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Management of the Company is not aware of any material weakness in the Company’s internal controls over financial reporting, and since June 30, 2007, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; provided, however, that none of the foregoing shall constitute a representation as to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxi)         Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxii)        The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiii)       Except with notice to the Representatives and compliance with applicable laws, none of the Directed Stock (as defined below) distributed in connection with the Directed Stock Program (as defined below) will be offered or sold outside of the United States.

(xxiv)       The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxv)        The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxvi)       The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxvii)      Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below) having a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “Foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA, except for any failure to comply that would not have a Material Adverse Effect, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xxviii)     The operations of the Company and its subsidiaries have complied in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxx)        To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any “related person,” on the other hand, that is required to be disclosed pursuant to Item 404 of Regulation S-K of the Rules and Regulations that is not so disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxxi)       The Company and each of its subsidiaries (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individuallly or in the aggregate, result in a Material Adverse Effect.

(xxxii)      The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permits, licenses or approvals.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to any such actions, suits, investigations or proceedings of a material nature.

(xxxiii)     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except for any failure to comply that would not have a Material Adverse Effect.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption.  The Company and its affiliates do not maintain, and within the last six years have not maintained or had any obligations or liabilities with respect to, any employee benefit plan that is subject to the funding rules of Section 412 of the Code or Section 302 or Title IV of ERISA.

(xxxiv)     The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in Rule 4350(d)(2) and Rule 4350(a)(5) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”), validly appointed an audit committee whose composition satisfies the applicable requirements of Rule 4350(d)(2) of the NASDAQ Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASDAQ Rules. Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (A) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (B) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxxv)      Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company: (A) is and at all times has been in material compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(xxxvi)     The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were conducted, and, if still pending, are being conducted, in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (collectively, “FFDCA”); the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the

Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are disclosed and the clinical state of development; and the Company has not received any notices or correspondence from any governmental authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(xxxvii)    Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted rights outside of the ordinary course of business to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and is not bound by any other agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxviii)   To the Company’s knowledge, the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based upon or derived from sources that are reliable and accurate in all material respects.

(b)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances, other than the Custody Agreement; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances.  Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as disclosed in the Registration Statement and Prospectus.

(ii)           Such Selling Stockholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement (“Custody Agreement”), which Custody Agreement is a valid and binding obligation of such Selling Stockholder, to Wells Fargo Corporate Trust and Escrow Services, as Custodian (the “Custodian”), and pursuant to the Custody Agreement the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii)          Such Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder; and such Selling Stockholder has duly authorized, executed and delivered to                    and                   , as attorneys-in-fact (the “Attorneys-in-Fact”), an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing the Attorneys-in-Fact, or either of them to effect the sale and delivery of the Securities being sold by such Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(iv)          This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity.  The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in (A) a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, unless such conflict, breach, violation or default would not adversely affect such Selling Stockholder’s ability to perform any of his obligations under this Agreement, the Custody Agreement and the Power of Attorney or any of the transactions contemplated hereby or thereby; or (B) violation of any law, regulation, order or decree applicable to such Selling Stockholder.  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(v)           Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act except a Permitted Free Writing Prospectus authorized by the

Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xix) hereof.

(vi)          Such Selling Stockholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and none of the Registration Statement, the Time of Sale Disclosure Package or the Prospectus contains any untrue statement of a material fact regarding such Selling Stockholder, solely in his capacity as a Selling Stockholder, or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, regarding such Selling Stockholder, solely in his capacity as a Selling Stockholder.

(vii)  To the knowledge of any such Selling Stockholder that is an officer of the Company, the representations and warranties of the Company contained in paragraph (a) of this Section 2 are true and correct.

(c)           Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby, and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell           Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto.  The purchase price for each Firm Share shall be $     per share.  The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement.  In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

It is understood that           shares of the Firm Shares (“Directed Stock”) will initially be reserved by the Underwriters for offer and sale to vendors and other persons having business relationships with the Company (“Directed Stock Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the NASD (“Directed Stock Program”).  Under no circumstance will the Representatives or any Underwriter be liable to the Company or to any Directed Stock Participant for any action taken or omitted to be taken in good faith in connection with the conduct of such Directed Stock Program.  To the extent that any shares of Directed Stock are not affirmatively reconfirmed for purchase by any Directed Stock Participant on or immediately after the date of this Agreement, such Directed Stock may be offered to the public as part of the public offering contemplated hereby.  The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Stock Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Stock Program.

The Firm Shares will be delivered by the Company and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Oppenheimer Wolff & Donnelly LLP, Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.  Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Oppenheimer Wolff & Donnelly LLP, Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such

Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.  If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.  Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c)           It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter.  Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.  Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

4.             Covenants.

(a)           The Company covenants and agrees with the several Underwriters as follows:

(i)            If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing, unless legal counsel to the Company advises the Company that such amendment is required by applicable law or regulation.

(ii)           The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii)          (A) Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)          The Company shall take or cause to be taken all necessary actions to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate or as is necessary to effect the distribution of the Directed Stock and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)           The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (six of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)          During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, FINRA, NASD, NASDAQ or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(viii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel and one counsel for the Selling Stockholders but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any

amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate or are necessary to distribute the Directed Stock, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of the Underwriter’s counsel incident to any required review by FINRA or the NASD of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs of travel and lodging for Company personnel relating to investor presentations on any road show undertaken in connection with the marketing of the Securities (other than the costs of chartering any aircraft in connection with any road show or investor presentations, which shall be split equally between the Company, on the one hand, and the Underwriters, on the other), and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  If the sale of the Securities provided for herein is not consummated (i) by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its or their part to be performed, or (ii) because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled (unless, in either case provided in clauses (i) and (ii), due primarily to any default or omission of any Underwriter), the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(ix)           The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(x)            The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to this Agreement, (ii) pursuant to the Company’s 2007

Stock Incentive Plan and Employee Stock Purchase Plan, and the registration of Common Stock to be issued thereunder and under the Company’s prior stock-based incentive plans pursuant to registration statements on Form S-8; and (iii) upon exercise or conversion of securities outstanding on the date hereof.  Except in connection with the occurrence of any “change of control” of the Company, as defined in the 2007 Stock Incentive Plan as in effect on the date of this Agreement, or pursuant to agreements in effect on the date hereof, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.  If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.  The Company will provide the Representatives, any co-managers and each stockholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xi)           The Company has either delivered to you, or received from you a written waiver of its obligation to deliver to you, prior to the date of this Agreement a letter substantially in the form of Exhibit       (the “Lock-Up Agreement”) from each of the Company’s directors and officers, the Selling Stockholders, and from such stockholders who, together with the shares held by such directors and officers, hold shares of Common Stock representing an aggregate of at least        % of the total outstanding Common Stock.  The Company will use commercially reasonable efforts enforce the terms of each Lock-Up Agreement (or, to the extent applicable to individuals or entities who have not delivered a Lock-Up Agreement, the “market stand off provisions” of prior agreements between the Company and such individuals or entities) and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement (or such other agreement).

(xii)          The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xiii)         The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xiv)        The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which Directed Stock is offered in connection with the Directed Stock Program.

(xv)         In connection with the Directed Stock Program to ensure that the Directed Stock will be restricted to the extent required by FINRA or the NASD or the rules of such associations from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, the Company will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of the Directed Stock, the Company agrees to reimburse the Underwriters for any reasonable expense (including, without limitation, legal expenses) they incur with such release.

(xvi)        For a period of at least two years from the date hereof, the Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xvii)       For a period of at least two years from the date hereof, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xviii)      For a period of at least two years from the date hereof, the Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xix)         The Company represents and agrees that, unless it obtains the prior written consent of Piper Jaffray & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Jaffray & Co., it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II.  Any such free writing prospectus consented to by the Company and Piper Jaffray & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.  The Company agrees that it will not distribute any prospectus or offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(b)           Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

(i)            Except as otherwise agreed to by the Company and the Selling Stockholder pursuant to an outstanding registration rights agreement, a true and correct copy of which has been delivered to counsel to the Underwriters, such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Stockholder.  The Company has agreed to pay the fees and expenses of Oppenheimer Wolff & Donnelly LLP to act as counsel to the Selling Stockholders in connection with their sale of the Selling Stockholder Shares pursuant to this Agreement, and such Selling Stockholder’s proportionate share (based upon the number of Securities being offered by such Selling Stockholder pursuant to the Registration Statement) of all costs and expenses incurred by the Company pursuant to the provisions of Section 4(a)(viii) of this Agreement; provided, however, that each Selling Stockholder severally agrees to reimburse the Company for all such expenses, and for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(viii) hereof, to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

(ii)           The Securities to be sold by such Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Stockholder, are subject to the interest of the several Underwriters and the other Selling Stockholders; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Stockholder, by the death of such Selling Stockholder, or by the occurrence of any other event.  If any Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

(iii)          Such Selling Stockholder agrees to comply with the terms of the Lock-Up Agreement previously executed and delivered by such Selling Stockholder, provided, however, that such Lock-Up Agreement will not apply to any shares of Common Stock acquired by the Selling Stockholder in the open market after the date of this Agreement.

(iv)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(v)           Such Selling Stockholder shall immediately notify you if any event occurs with respect to such Selling Stockholder, solely in his capacity as a Selling Stockholder, or of any change in information relating solely to such Selling Stockholder in his capacity as a Selling Stockholder, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Issuer General Free-Writing Prospectus including an untrue statement of a material fact regarding such Selling Stockholder, solely in his capacity as a Selling Stockholder, or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading regarding such Selling Stockholder, solely in his capacity as a Selling Stockholder.

(vi)          Such Selling Stockholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)           No Underwriter shall have advised the Company that the Registration Statement, the Time of sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (other than issuances of options or other stock-based awards under the Company’s 2007 Stock Incentive Plan), or any Material Adverse Change or any development involving a prospective a Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Oppenheimer Wolff & Donnelly LLP, counsel for the Company, dated such Closing Date and addressed to you, and in substance to the effect that:

(i)            The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.  The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and has duly qualified to do business as a foreign corporation in the following jurisdictions:                         ,

(ii)           The capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Disclosure Package and in the Prospectus under the caption “Description of Capital Stock.”  All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability solely by reason of being such holders.  The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.  Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound.  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been waived or complied with prior to the effectiveness of the Registration Statement.

(iii)          To such counsel’s knowledge, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock of each of its subsidiaries, except for qualifying shares required to be held by individual officers or directors pursuant to the laws of any such subsidiary’s jurisdiction of organization or incorporation, if any.  To such counsel’s knowledge, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and except for subsequent grants of options and other stock-based awards under the Company’s 2007 Stock Incentive Plan, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.

(iv)          The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

(v)           The descriptions in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown (except that such counsel provides no opinion with respect to statutes and regulations administered by the FDA, and proceedings of or before the FDA); and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be disclosed in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not disclosed or included as required.

(vi)          The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized by all necessary corporate action of the Company, and has been duly executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, rule or regulation, (B) the material agreements filed as exhibits to the Registration Statement, (C) the Company’s charter or by-laws, or (D) any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and to the knowledge of such counsel no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

(vii)         The Registration Statement, the Statutory Prospectus included in the Time of Sale Disclosure Package and the Prospectus, and any amendment thereof or supplement thereto, comply, and as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to the Rules and Regulations) complied, as to form in all material respects with the requirements of the Act and the Rules and Regulations.

In rendering such opinion such counsel may rely (i) as to matters of law other than Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

Such counsel shall also state, in a separate section of its letter containing the foregoing opinions, or in a separate letter, that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company, representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Disclosure Package and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Disclosure Package or the Prospectus, on the basis of the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Company), no facts have come to such counsel’s attention which would lead such counsel to believe that: (a) any part of the Registration Statement or any amendment thereof (including any information omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430A), when such part became effective (including each deemed effective date with respect to the Underwriters pursuant to the Rules and Regulations) and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the documents specified in a schedule to such counsel’s letter, consisting of those included in the Time of Sale Disclosure Package as of the Time of Sale and as of such Closing Date, included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (c) that the Prospectus (as of its issue date and as of such Closing Date), as amended or supplemented, included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion as to the financial statements, including the notes thereto and auditors’ report thereon, and related schedules, or other financial and accounting data and information, or information relating to the Underwriters and the method of distribution of the Securities by the Underwriters, included in or omitted from the Registration Statement, Time of Disclosure Package or the Prospectus).  Such counsel may also state that (x) the identification of the information included in the Time of Sale Disclosure Package is for the limited purpose of making the statements set forth above in clause (ii) above and (y) such counsel is expressing no view as to whether or when the Prospectus or the Time of Sale Disclosure Package was delivered to investors or filed in accordance with applicable law.

(e)           On the First Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Oppenheimer Wolff & Donnelly LLP, counsel for the Selling Stockholders, dated such Closing Date and addressed to you, in substance to the effect that:

(i)            To our knowledge, each of the Selling Stockholders is the sole record owner of the Securities to be sold by such Selling Stockholder and upon delivery of the certificates for the Securities to be sold by each Selling Stockholder pursuant to this Agreement and payment therefor by the Underwriters, the Underwriters will acquire such Securities free of any perfected security interests and adverse claims of which they did not have notice, except to the extent that any of them has not acted in good faith or has been party to any fraud or illegality affecting such Securities.

(ii)           Each of the Selling Stockholders has the power and authority to enter into the Custody Agreement, the Power of Attorney and this Agreement and to perform and discharge such Selling Stockholder’s obligations thereunder and hereunder; and this Agreement, the Custody Agreements and the Powers of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Stockholders and are valid and binding agreements of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity); and the Attorneys-in-Fact and the Custodian have been duly authorized by each Selling Stockholder to deliver the Securities to be sold by such Selling Stockholder on behalf of such Selling Stockholder in accordance with the terms of this Agreement.

(iii)          The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any federal or Delaware corporate statute, rule or regulation (provided that no opinion shall be given with respect to the Act or state securities or blue sky laws), or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of its property is subject, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Stockholder or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(f)                            On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Alston & Bird, regulatory counsel to the Company LLP, counsel for the Company, dated such Closing Date and addressed to you, addressing, in substance, the matters set forth on Exhibit 5(f).

(g)                           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of each of Fish & Richardson and Tysver & Beck, intellectual property counsel for the Company, dated such Closing Date and addressing, in substance, the matters set forth on Exhibit 5(g).

(h)           On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Fredrikson & Byron, P.A., counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(i)            On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(j)            On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct in all material respects, in the case of representations and warranties not already qualified as to materiality or Material Adverse Effect by their terms, and true and correct in all respects in the case of representations and warranties qualified as to materiality or Material Adverse Effect by their terms, as if made at and as of such Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date;

(ii)           No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)          The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure

Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries (other than issuances of options and other stock based awards under the Company’s 2007 Stock Incentive Plan), or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be expected to result in any Material Adverse Change.

(k)           The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4(a)(xi).

(l)            On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Stockholders or either of such Selling Stockholder’s Attorneys-in-Fact to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on such Selling Stockholder’s part to be performed or satisfied under this Agreement at or prior to such Closing Date.

(m)          The Securities shall have been approved for inclusion on NASDAQ, subject only to official notice of issuance.

(n)           The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(o)           At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)           The Company and each Selling Stockholder that is an officer of the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter and its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; and further provided, however, that in no event shall any such Selling Stockholder be liable under the provisions of this Section 6 for any amount in excess of the lesser of (i) the aggregate liability under this Section 6 multiplied by a fraction, (A) the numerator of which is the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Agreement, and (B) the denominator of which is the aggregate amount of proceeds the Company and all Selling Stockholders received from the sale of the Securities pursuant to this Agreement, and (ii) the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Agreement.  The foregoing indemnity shall not inure to the benefit of the Underwriters or any their affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act with respect to any losses, claims, damages or liabilities arising from the claim of a particular purchaser relating to any untrue statement or omission of a material fact if, (i) prior to the Time of Sale the Company shall have notified the Underwriters through the Representatives in writing in accordance with Section 11 hereof that the Preliminary Prospectus or any other part of the Time of Sale Disclosure Package contains such untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amendment or supplement to the Time of Sale Disclosure Package and such amendment or supplement was provided to the Underwriters prior to the Time of Sale, and (iii) the information contained in such corrected Time of Sale Disclosure Package was not conveyed to such purchaser at or prior to the Time of Sale.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and/or the Selling Stockholder’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”).  Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which the Company or the Selling Stockholders may otherwise have.

(b)           Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the extent and in the manner set forth in Section 6(a) above (without giving effect to the limitation on Selling Stockholder liability set forth in the second proviso at the end of the first sentence of Section 6(a)), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with written information furnished to the Company in writing by such Selling Stockholder expressly for use therein solely in their capacity as Selling Stockholders.

(c)           Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and against any losses, claims, damages or liabilities to which the Company and the Selling Stockholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholders for any legal or other expenses reasonably incurred by the Company or any such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

In addition to their other obligations under this Section 6(c), the Underwriters, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising solely out of or based solely upon any statement or omission, or any alleged statement or omission, described in this Section 6(c), they will reimburse the Company and each Selling Stockholder on a monthly basis for all reasonable legal fees or other reasonable expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and/or Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and/or Selling Stockholders within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have.

(d)           Promptly after receipt by an indemnified party under subsections (a) (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the Representatives shall have reasonably concluded that there may be defenses available to the Underwriters that are different from or in addition to those available to the indemnifying parties, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.  In addition, no indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably conditioned, withheld or delayed, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding.

(e)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholders within the meaning of the Act.

(g)           The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the underwriting discount set forth on the cover page of, and the concession and reallowance figures appearing under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(h)           The Underwriters acknowledge for all purposes under this Agreement (including the certificates to be delivered under Section                 ) that the statements with respect to Selling Stockholders, solely in their capacity as Selling Stockholders, appearing under the caption “Principal and Selling Stockholders” in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus (consisting of the Selling Stockholder’s name, address, and number of shares beneficially owned before and after the sale of the Securities hereunder) constitute the only information concerning such Selling Stockholders, solely in their capacity as Selling Stockholders, furnished in writing to the Company by or on behalf of the Selling Stockholders specifically for inclusion in the Registration Statement, any Preliminary

Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus.

(i)            In connection with the offer and sale of the Directed Stock, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Stock Participants to affirmatively reconfirm the Directed Stock for purchase as of the date of this Agreement or to pay for and accept delivery of the Directed Stock by the end of the First Closing Date.

7.             Representations and Agreements to Survive Delivery; Limitation on Liability of Selling Stockholders.  All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.  Notwithstanding the foregoing, no Selling Stockholder shall be liable for breach of the representation set forth at Section 2(b)(vii) in an amount in excess of the lesser of (i) the aggregate liability arising from such breach multiplied by a fraction, (A) the numerator of which is the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Agreement, and (B) the denominator of which is the aggregate amount of proceeds the Company and all Selling Stockholders received from the sale of the Securities pursuant to this Agreement, and (ii) the aggregate amount of proceeds such Selling Stockholder received from the sale of the Securities pursuant to this Agreement.

8.             Substitution of Underwriters.

(a)           If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)           If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate.  In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii) and Section 6 hereof)

nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.             Effective Date of this Agreement and Termination.

(a)           This Agreement shall become effective upon execution and delivery by each of the parties hereto.

(b)           You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on NASDAQ, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on NASDAQ, the New York Stock Exchange or the American Stock Exchange, by any such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

(c)           If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified promptly by you by telephone, confirmed by letter.  If the Company elects to prevent this Agreement from becoming effective, you and an Attorney-in-Fact, on behalf of the Selling Stockholders, shall be notified by the Company by telephone, confirmed by letter.

10.           Default by One or More of the Selling Stockholders or the Company.  If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and either (i) the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Stockholders as set forth in Schedule I; or (ii) the Company does not elect to offer additional shares of Common Stock equal to the Securities which are the subject of such failure by such defaulting Selling Stockholder(s), then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

In the event of a default by any Selling Stockholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.  If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

11.           Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention:                            , except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering, with a copy to Fredrikson & Byron, P.A., 200 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Robert K. Ranum, Esq.; if to the Company, shall be mailed or delivered to it at Transoma Medical, Inc., 4211 Lexington Avenue North, Suite 2244, St. Paul, Minnesota 55126, Attention: Charles T. Coggin, with a copy to Oppenheimer Wolff & Donnelly LLP, Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, Minnesota 55402, Attention: Thomas A. Letscher, Esq. and Michael J. Kolar, Esq.; if to any of the Selling Stockholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.           Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.           Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective as to any party to this Agreement unless the same shall be in writing and signed by such party.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

TRANSOMA MEDICAL, INC.

By
[Name and Title]

SELLING STOCKHOLDERS

By
Attorney-in-Fact
Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

PIPER JAFFRAY & CO.

By
[Name and Title]

SCHEDULE I

Selling Stockholders

	Number of	Maximum Number of
	Firm Shares	Option Shares
Name	to be Sold	Subject to Option

Total

SCHEDULE II

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
Thomas Weisel Partners LLC
RBC Capital Markets
Canaccord Adams
BMO Capital Markets

Total

(1)                                  The Underwriters may purchase up to an additional                Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

Issuer General Free Writing Prospectuses